Exhibit 99.1

CECO Environmental Corp. Reports First Quarter 2019 Results;

Significant Increase in Revenues, Bookings and Backlog

DALLAS, Texas, May 8, 2019 -- CECO Environmental Corp. (Nasdaq: CECE), a leading global air quality and fluid handling company serving the energy, industrial and other niche markets, today reported its financial results for the first quarter 2019.

Highlights of the First Quarter 2019*

•	Revenue of $86.0 million, compared with $74.1 million
•	Revenue of $86.0 million, compared with organic revenue of $67.6 million, up 27.2%
•	Gross profit of $28.4 million (33.0% margin), compared with $25.6 million (34.5% margin)
•	Operating income of $4.9 million, compared with $12.2 million
•	Non-GAAP operating income of $7.2 million, compared with $4.0 million
•	Net income was $1.9 million, compared with $5.8 million
•	Non-GAAP net income of $4.1 million, compared with $1.7 million
•	Net income per diluted share was $0.05, compared with $0.17
•	Non-GAAP net income per diluted share of $0.12, compared with $0.05
•	Adjusted EBITDA of $8.5 million, compared with $5.6 million
•	Bookings of $97.3 million, compared with $95.0 million
•	Organic bookings of $97.3 million, compared with $90.3 million
•	Backlog of $193.8 million, compared with $182.1 million as of December 31, 2018

* All comparisons are versus the comparable prior-year period, which include results from divestitures, unless otherwise stated.

CECO’s Chief Executive Officer Dennis Sadlowski commented, “I am very pleased that the significant momentum we built throughout 2018 has carried over to the first quarter of this year. We generated revenue of $86 million which was an impressive 27% growth year-over-year on the strength of our increasing backlog and the continued focus on new orders. We also saw gross margins improve sequentially as the markets increasingly recognize the value that CECO offers.”

Mr. Sadlowski added, “Driven by the need for clean air and carbon reduction, the long-term prospects for CECO Environmental continue to improve.  Our fast start out of the gate in 2019 is another step towards meeting our aggressive three-year financial targets.  Strong orders of $97 million, up 30% sequentially and 8% year-over-year, along with an improving sales pipeline, gives us strong optimism for sustained growth in 2019 as we continue to capitalize on our significant competitive position and win market share.”

FIRST QUARTER RESULTS

Revenue in the first quarter of 2019 was $86.0 million, up 16.0% from $74.1 million in the prior-year period. Excluding revenue of $6.5 million attributable to the businesses divested in 2018, organic revenues increased 27.2%.

Operating Income was $4.9 million for the first quarter of 2019, compared with $12.2 million in the prior-year period. Non-GAAP operating income was $7.2 million for the first quarter of 2019 (8.4% margin), compared with $4.0 million in the prior-year period (5.4% margin).

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Exhibit 99.1

Net income was $1.9 million for the first quarter of 2019, compared with $5.8 million in the prior-year period. Net income on a non-GAAP basis was $4.1 million for the first quarter of 2019, compared with $1.7 million in the prior-year period.

Net income per diluted share was $0.05 for the first quarter of 2019, compared with $0.17 in the prior-year period. Non-GAAP net income per diluted share was $0.12 for the first quarter of 2019, compared with $0.05 for the prior-year period.

Cash and cash equivalents were $28.2 million and bank debt was $76.1 million as of March 31, 2019, compared with $43.7 million and $76.1 million, respectively, as of December 31, 2018.

BACKLOG AND BOOKINGS

Total backlog at March 31, 2019 was $193.8 million as compared with $182.1 million as of both December 31, 2018 and March 31, 2018, respectively. In the first quarter of 2018, $8.8 million of backlog was attributable to the divested businesses. Adjusted for divestitures, backlog increased $20.5 million from first quarter 2018 to first quarter 2019.

Bookings were $97.3 million for the first quarter of 2019, compared with $95.0 million in the prior-year period and $74.5 million in the fourth quarter of 2018. Excluding bookings of $4.7 million attributable to the businesses divested in 2018, 2019 organic bookings increased $7.0 million, or 7.7%.

CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the first quarter 2019 financial results.  The conference call may also be accessed by dialing (888) 346-4547 (Toll-Free) within the U.S., (855) 669-9657 (Toll-Free) within Canada or Toll/International (412) 317-5251.

The live webcast and slides can also be accessed at https://investors.cecoenviro.com/events-webcasts-and-presentations

A replay of the conference call will be available on the Company's website for 7 days.  The replay may be accessed by dialing (877) 344-7529 (Toll-Free) within the U.S., (855) 669-9658 (Toll-Free) within Canada, or Toll/International (412) 317-0088 and entering access code 10130867.

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Exhibit 99.1

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a global leader in air quality and fluid handling serving the energy, industrial and other niche markets. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean and more efficient solutions that help protect our shared environment. In regions around the world, CECO works to improve air quality, optimize the energy value chain and provide custom engineered solutions for applications including oil and gas, power generation, water and wastewater, battery production, poly silicon fabrication, chemical and petrochemical processing along with a range of others. CECO is listed on Nasdaq under the ticker symbol "CECE". For more information, please visit www.cecoenviro.com.

Contact:

Matthew Eckl, Chief Financial Officer

(888) 990-6670

investor.relations@onececo.com

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	(unaudited) MARCH 31, 2019	DECEMBER 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$28,167	$43,676
Restricted cash	738	762
Accounts receivable, net	72,963	53,225
Costs and estimated earnings in excess of billings on uncompleted contracts	31,701	29,694
Inventories, net	19,780	20,817
Prepaid expenses and other current assets	10,439	10,117
Prepaid income taxes	—	1,388
Assets held for sale	1,170	1,186
Total current assets	164,958	160,865
Property, plant and equipment, net	11,650	22,200
Right-of-use assets from operating leases	13,260	—
Goodwill	152,066	152,156
Intangible assets – finite life, net	37,633	35,959
Intangible assets – indefinite life	14,314	18,258
Deferred charges and other assets	2,788	3,144
Total assets	$396,669	$392,582
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$—	$—
Accounts payable and accrued expenses	79,201	80,229
Billings in excess of costs and estimated earnings on uncompleted contracts	23,596	20,144
Note payable	—	1,700
Income taxes payable	1,137	1,813
Total current liabilities	103,934	103,886
Other liabilities	22,572	26,925
Debt, less current portion	74,725	74,456
Deferred income tax liability, net	7,226	8,755
Operating lease liabilities	10,822	—
Total liabilities	219,279	214,022
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,979,895 and 34,953,825 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	349	349
Capital in excess of par value	252,199	251,409
Accumulated loss	(62,165)	(59,427)
Accumulated other comprehensive loss	(12,637)	(13,415)
	177,746	178,916
Less treasury stock, at cost, 137,920 shares at March 31, 2019 and December 31, 2018	(356)	(356)
Total shareholders’ equity	177,390	178,560
Total liabilities and shareholders' equity	$396,669	$392,582

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	THREE MONTHS ENDED MARCH 31,
(dollars in thousands, except per share data)	2019	2018
Net sales	$86,011	$74,139
Cost of sales	57,579	48,578
Gross profit	28,432	25,561
Selling and administrative expenses	21,312	21,573
Amortization and earnout expenses	2,160	2,903
Loss (gain) on divestitures, net of selling costs	70	(11,177)
Restructuring expenses	—	112
Income from operations	4,890	12,150
Other expense, net	(640)	(356)
Interest expense	(1,544)	(1,920)
Income before income taxes	2,706	9,874
Income tax expense	842	4,111
Net income	$1,864	$5,763
Earnings per share:
Basic	$0.05	$0.17
Diluted	$0.05	$0.17
Weighted average number of common shares outstanding:
Basic	34,835,550	34,592,803
Diluted	35,360,042	34,641,390

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	For the three months ended March 31,
(dollars in millions)	2019	2018
Revenue as reported in accordance with GAAP	$86.0	$74.1
Less revenue attributable to divestitures	—	(6.5)
Organic revenue	$86.0	$67.6

	Three Months Ended March 31,
(dollars in millions)	2019	2018
Operating income as reported in accordance with GAAP	$4.9	$12.2
Operating margin in accordance with GAAP	5.7%	16.5%
Amortization and earnout expenses	2.2	2.9
Loss (gain) on divestitures, net of selling costs	0.1	(11.2)
Restructuring expenses	—	0.1
Non-GAAP operating income	$7.2	$4.0
Non-GAAP operating margin	8.4%	5.4%

	Three Months Ended March 31,
(dollars in millions)	2019	2018
Net income as reported in accordance with GAAP	$1.9	$5.8
Amortization and earnout expenses, net	2.2	2.9
Gain on divestiture, net of selling costs	0.1	(11.2)
Restructuring expense	—	0.1
Foreign currency remeasurement	0.6	(0.2)
Tax (benefit) expense of adjustments	(0.7)	4.3
Non-GAAP net income	$4.1	$1.7
Depreciation	0.6	1.0
Non-cash stock compensation	0.8	0.6
Other expense	—	0.6
Interest expense	1.5	1.9
Income tax expense (benefit)	1.5	(0.2)
Adjusted EBITDA	$8.5	$5.6

Earnings per share:
Basic	$0.05	$0.17
Diluted	$0.05	$0.17

Non-GAAP net income per share:
Basic	$0.12	$0.05
Diluted	$0.12	$0.05

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Exhibit 99.1

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. CECO is providing organic revenue for comparability purposes given the impact of divestitures.  A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of transactions related to loss on divestitures, net of selling costs, acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earn-out expenses, foreign currency re-measurement, other nonrecurring or infrequent items and the associated tax benefit of these items. Organic revenue, as we present them in the financial data included in this press release, excludes revenue attributable to divested businesses.  Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods.  Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Organic revenue, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.  Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, organic revenue, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.

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Exhibit 99.1

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and include, but are not limited to: our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; fluctuations in operating results from period to period due to cyclicality or seasonality of the business; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges; the substantial amount of debt incurred in connection with our acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; our ability to successfully complete the divestitures of non-core assets and the effect of competition in the industries served by our Energy Solutions segment, Industrial Solutions segment and Fluid Handling Solutions segment. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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